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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                               THREE MONTHS
                                                                  ENDED
                                                              MARCH 31, 2000
                                                              --------------
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Earnings before fixed charges:
  Net income................................................       $ 60
  Provision for income taxes................................         39
                                                                   ----
  Income before income taxes................................         99
  Interest and debt expense.................................         70
  Interest portion of rental expense........................          8
                                                                   ----
Earnings before fixed charges...............................       $177
                                                                   ====
Fixed charges:
  Interest and debt expense.................................       $ 70
  Interest portion of rental expense........................          8
  Capitalized interest......................................          1
                                                                   ----
    Total fixed charges.....................................       $ 79
                                                                   ====
Ratio of earnings to fixed charges..........................        2.2
                                                                   ====
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